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                                  PROMISSORY NOTE

$17,013.93                                                  September 1, 1998

FOR VALUE RECEIVED, LIGHT TOUCH VEIN & LASER, INC., an Ohio corporation, promises to pay to INTRAM INVESTMENT CORPORATION, the sum of Seventeen Thousand Thirteen and 93/100 Dollars ($17,013.93).

Said Note is to be repaid in seven (7) weekly installments of Five Thousand Eighteen and 53/100 Dollars ($5,018.53) each, beginning August 7, 1999, with the final payment due and owing on September 20, 1999.

The Maker hereby waives presentment, notice of non-payment and protest.

                                   LIGHT TOUCH VEIN & LASER, INC.

                                   By: /s/ Colin C. Herd
                                      ------------------------------
                                        Colin C. Herd, Director